Exhibit 99.1

CafePress Reports Results for Fourth Quarter and Fiscal Year 2016

Company Achieves 7.5% Revenue Growth in the Fourth Quarter

 LOUISVILLE, Ky., March 7, 2017 - CafePress Inc. (NASDAQ: PRSS) today reported financial results for the three months and full year ended December 31, 2016.
Management Commentary
"We are proud to report year-over-year revenue growth in the fourth quarter, capping a successful year that demonstrates the steady progress we are making. 2016 was a year of inflection for CafePress, as years of revenue decline in the core business slowed quarter over quarter and returned to growth," said Fred Durham, Chief Executive Officer. "While we believe we were a bit too aggressive in our pricing strategy during the fourth quarter when holiday demand was strong, we are actively assessing how to optimize pricing across CafePress.com and Retail Partner Channels. Our investments in core systems have allowed us to better optimize our customer acquisition efforts and customer experience. From this base, we look forward to re-energizing the consumer experience and making CafePress an even better place to shop."

"CafePress creates human connection by inspiring people to express themselves with the best assortment of expressive merchandise. For 2017, we look forward to capitalizing on the momentum we've built by further investing in our brand and experience to connect and engage with our customers," concluded Durham.

Fourth Quarter 2016 Financial Highlights1,2

•	Net revenues totaled $43.7 million, up 7.5% from $40.7 million in the fourth quarter of 2015.

•	Gross profit margin was 38.4% of net revenues, down from 41.4% in the fourth quarter of 2015.

•	GAAP net income from continuing operations was $2.9 million, or $0.17 per diluted share, up from $0.8 million, or $0.05 per diluted share, in the fourth quarter of 2015.

•	Non-GAAP Adjusted EBITDA from continuing operations was $4.9 million, up 18.2% from $4.1 million in the fourth quarter of 2015.

•
Income from operations and Non-GAAP Adjusted EBITDA benefited favorably by $1.8 million related to a $1.2 million reversal of escheatment and other tax liabilities and the $0.6 million impact from a change in our paid-time-off policy.

Fourth Quarter 2016 Operating Metrics

•	Orders totaled 1.3 million, a 23.3% year-over-year increase.

•	Average Order Value (AOV) was $32.42, a decrease of 12.1% year-over-year.

Fiscal Year 2016 Financial Highlights1,2

•	Net revenues totaled $102.2 million, down 4.6% from $107.1 million in 2015.

•	Gross profit margin was 40.9% of net revenues, down from 41.1% in 2015.

•
GAAP net loss from continuing operations was $(26.5) million, or $(1.58) per diluted share, inclusive of a $20.9 million one-time non-cash impairment charge on goodwill, compared to a net loss from continuing operations of $(6.3) million, or $(0.36) per diluted share, in 2015.

•	Non-GAAP Adjusted EBITDA from continuing operations was $1.5 million, down 61.6% from $3.9 million in 2015.

•
Loss from operations and Non-GAAP Adjusted EBITDA benefited favorably by $2.7 million related to a $1.3 million reversal of escheatment and other tax liabilities, $0.8 million related to the establishment of a commission forfeiture policy, and the $0.6 million impact from a change in our paid-time-off policy.

Fiscal Year 2016 Operating Metrics

•	Orders totaled 3.1 million, a 7.1% year-over-year increase.

•	AOV was $33.06, down 9.8% year-over-year.

Cash and Share Repurchase Activity

•	At December 31, 2016, cash, cash equivalents, and short-term investments totaled $43.8 million, or approximately $2.63 per share.

•	Since authorization of the program in the second quarter of 2015, the Company repurchased approximately 1.2 million shares of common stock totaling $5.2 million.

•	On February 3, 2017, the CafePress Board of Directors voted to terminate the Company's stock repurchase program.

1Continuing operations includes results from CafePress.com and Retail Partners Channels. The Financial Highlights, Operating Metrics, and accompanying tables reflect the results of the Company’s divestitures of its Art, Logo, and EZ Prints businesses in discontinued operations for all periods presented.

2Financial Highlights, Operating Metrics, and accompanying tables are revised for all periods presented to reflect the accounting for platform fees paid to third-party websites selling our products. Previously, these fees were presented as a reduction to net revenue when the fees should have been presented as sales and marketing expense. The revision, which we determined is not a material error, had no impact on loss from operations, results of operations, stockholders' equity or cash flows. Please see Supplemental Selected Quarterly Data included below.

Please see “Non-GAAP Financial Information” for definitions of the terms Non-GAAP Adjusted EBITDA and Non-GAAP Cash contribution margin. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.

Fourth Quarter 2016 Conference Call
Management will review the fourth quarter and fiscal year 2016 financial results on a conference call on Tuesday, March 7, 2017 at 5:00 p.m. Eastern Standard Time. To participate on the live call, analysts and investors should dial 1-877-681-3376 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com.

Non-GAAP Financial Information
This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA and cash contribution margin. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.
To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently. Examples of forward-looking statements used in this press release include that our core business returned to growth in 2016, our plans and strategies, including re-energizing the consumer experience and making CafePress an even better place to shop, and our plans to capitalize on our momentum in 2017 by investing in our brand and experience. Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, the following: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; additional taxes and fees; the loss of key personnel; the effect (including possible increases in the cost of doing business) resulting from catastrophic events, including future war and terrorist activities or political uncertainties, or the impact of natural or other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); the impact of work stoppages and other labor problems on current and future operations; our ability to comply with governmental regulation and/or other legal obligations related to the privacy of personal information and other data, including the improper disclosure thereof; the impact of system failures or damage from natural disasters, power loss, telecommunications failures, cyber-attacks, or other unforeseen events; the impact of security breaches, computer viruses and hacking attacks on our business and operations; our ability to respond to rapid technological changes in a timely manner; our ability to prevent payment related risks, such as fraudulent use of credit or debit cards; our ability to maintain customer confidence in the integrity of our business; our ability to operate www.cafepress.com in an evolving and h ighly competitive market segment; our ability to secure new or ongoing content from third party partners; our ability to provide a high-quality customer experience with minimal programming errors, flows and/or technical difficulties; our ability to adequately protect our intellectual property; our ability to maintain or hire additional personnel; and the volatility of our stock price. For further information regarding the risks and uncertainties associated with the Company's business, and important factors that could cause the Company's actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and the Company's Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

About CafePress (PRSS):
CafePress is the world’s best online gift shop that has the perfect item for every passion. Our catalog of more than 1 billion uniquely designed products - ranging from apparel to drinkware and home décor - allows our customers to express themselves and connect with others by bringing passions to life through unique items. In addition, our interactive design tools allow customers to personalize items or create their own unique items. CafePress was founded in 1999 and is headquartered in Louisville, Kentucky. For more information, visit www.cafepress.com or connect with CafePress on Facebook , Twitter , Pinterest or Instagram.

CafePress Inc.
Media Relations:
pr@cafepress.com

Investor Relations:
The Blueshirt Group
Whitney Kukulka
415-489-2187
whitney@blueshirtgroup.com

CafePress Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015 (As Revised)	2016	2015 (As Revised)

Net revenue	$43,727	$40,692	$102,208	$107,125
Cost of net revenue	26,920	23,856	60,406	63,069
Gross profit	16,807	16,836	41,802	44,056
Operating expense:
Sales and marketing	8,724	7,724	23,167	23,102
Technology and development	2,930	3,529	12,825	12,490
General and administrative	1,745	3,241	10,192	12,560
Impairment charges	—	788	20,899	788
Restructuring costs	1,088	781	2,103	1,311
Total operating expense	14,487	16,063	69,186	50,251
Income (loss) from operations	2,320	773	(27,384)	(6,195)
Interest income	29	30	179	64
Interest expense	(30)	(16)	(66)	(62)
Other income	588	44	411	58
Income (loss) before income taxes	2,907	831	(26,860)	(6,135)
Provision (benefit) for income taxes	4	20	(390)	128
Net income (loss) from continuing operations	2,903	811	(26,470)	(6,263)
Income from discontinued operations, net of tax	—	—	—	8,418
Net income (loss)	$2,903	$811	$(26,470)	$2,155
Net income (loss) per share of common stock:
Basic:
Continuing operations	$0.17	$0.05	$(1.58)	$(0.36)
Discontinued operations	$—	$—	$—	$0.49
Diluted:
Continuing operations	$0.17	$0.05	$(1.58)	$(0.36)
Discontinued operations	$—	$—	$—	$0.49
Shares used in computing net income (loss) per share of common stock:
Basic	16,649	16,907	16,709	17,239
Diluted	16,721	16,959	16,709	17,296

CafePress Inc.
Condensed Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	December 31, 2016	December 31, 2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,980	$32,663
Short-term investments	23,808	17,610
Accounts receivable	1,288	680
Inventory, net	3,119	3,850
Deferred costs	798	619
Restricted cash	—	3,417
Prepaid expenses and other current assets	2,310	2,413
Total current assets	51,303	61,252
Property and equipment, net	10,936	8,624
Goodwill	—	20,899
Other assets	681	608
TOTAL ASSETS	$62,920	$91,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,803	$3,938
Accrued royalties payable	3,623	4,292
Accrued liabilities	11,765	10,701
Deferred revenue	748	864
Capital lease obligation, current	347	565
Total current liabilities	18,286	20,360
Capital lease obligation, non-current	—	347
Other long-term liabilities	166	353
TOTAL LIABILITIES	18,452	21,060
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000 shares authorized as of December 31, 2016 and 2015; none issued and outstanding	—	—
Common stock, $0.0001 par value: 500,000 shares authorized; 16,643 and 16,766 outstanding as of December 31, 2016 and 2015, respectively	2	2
Treasury stock	—	(203)
Additional paid-in capital	99,756	99,344
Accumulated deficit	(55,290)	(28,820)
TOTAL STOCKHOLDERS’ EQUITY	44,468	70,323
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,920	$91,383

CafePress Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2016	2015

Cash Flows from Operating Activities:
Net (loss) income	$(26,470)	$2,155
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,256	6,808
Amortization of intangible assets	—	1,229
Loss on disposal of fixed assets	2	1,147
Stock-based compensation	1,607	1,753
Impairment charges	20,899	8,099
Gain on sale of businesses	—	(17,319)
Deferred income taxes	(338)	88
Changes in operating assets and liabilities, net of effect of divestitures:
Accounts receivable	(608)	349
Inventory	731	2,900
Prepaid expenses, deferred costs and other current assets	(76)	3,433
Other assets	19	38
Accounts payable	(2,105)	(4,100)
Partner commissions payable	—	(1,100)
Accrued royalties payable	(669)	(1,591)
Accrued and other liabilities	1,022	(1,580)
Assets and liabilities held for sale	—	(2,608)
Deferred revenue	(116)	(1,584)
Net cash used in operating activities	(1,846)	(1,883)
Cash Flows from Investing Activities
Purchase of short-term investments	(23,808)	(27,570)
Proceeds from maturities of short-term investments	17,610	9,960
Purchase of property and equipment	(4,089)	(3,346)
Capitalization of software and website development costs	(2,415)	(1,903)
Proceeds from disposal of fixed assets	29	12
Change in restricted cash	3,417	(3,417)
Proceeds from sale of business, net of expenses paid	—	34,438
Net cash (used in) provided by investing activities	(9,256)	8,174
Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(565)	(492)
Proceeds from exercise of common stock options	5	399
Repurchase of common stock	(1,021)	(4,184)
Net cash used in financing activities	(1,581)	(4,277)
Change in cash of discontinued operations	—	3,678
Net (decrease) increase in cash and cash equivalents	(12,683)	5,692
Cash and cash equivalents—beginning of period	32,663	26,971
Cash and cash equivalents—end of period	$19,980	$32,663
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$44	$77
Income taxes refunded during the period	(13)	(1,094)
Non-cash Investing and Financing Activities:
Accrued purchases of property and equipment	$103	$30
Note receivable from sale of business	—	405

Stock-based compensation included in continuing operations is allocated as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Cost of net revenue	$4	$40	$49	$163
Sales and marketing	60	58	269	300
Technology and development	—	42	81	180
General and administrative	353	295	1,208	1,063
Total stock-based compensation expense	$417	$435	$1,607	$1,706

CafePress Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$2,903	$811	$(26,470)	$2,155
Discontinued operations, net of income taxes	—	—	—	8,418
Net income (loss) from continuing operations	2,903	811	(26,470)	(6,263)
Non-GAAP adjustments:
Interest and other (income) expense	(587)	(58)	(524)	(60)
Provision (benefit) for income taxes	4	20	(390)	128
Depreciation and amortization	1,077	1,369	4,256	6,251
Stock-based compensation	417	435	1,607	1,706
Impairment charges	—	788	20,899	788
Restructuring costs	1,088	781	2,103	1,311
Adjusted EBITDA*	$4,902	$4,146	$1,481	$3,861

*
Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) from continuing operations less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, impairment charges, and restructuring costs.

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin from Continuing Operations
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016		2015		2016		2015
Net revenue as previously reported	$43,727	100.0%	$39,696	100.0%	$102,208	100.0%	$104,508	100.0%
Revision	—	—	996	—	—	—	2,617	—
Net revenue as revised	43,727	100.0	40,692	100.0	102,208	100.0	107,125	100.0
Cost of net revenue	26,920	61.6	23,856	58.6	60,406	59.1	63,069	60.3
Gross profit as previously reported	16,807	38.4	15,840	39.9	41,802	40.9	41,439	39.7
Revision	—	—	996	1.5	—	—	2,617	1.4
Gross profit as revised	16,807	38.4	16,836	41.4	41,802	40.9	44,056	41.1
Non-GAAP adjustments:
Add: Stock-based compensation	4	—	40	—	49	—	163	0.2
Add: Depreciation and amortization	406	0.9	771	1.9	1,926	1.9	3,065	2.9
Less: Variable sales and marketing costs as previously reported	(7,355)	(16.8)	(4,828)	(12.2)	(16,717)	(16.4)	(13,342)	(12.8)
Revision	—	—	(996)	(2.1)	—	—	(2,617)	(2.1)
Less: Variable sales and marketing costs as revised	(7,355)	(16.8)	(5,824)	(14.3)	(16,717)	(16.4)	(15,959)	(14.9)
Contribution margin (from continuing operations) as previously reported	9,862	22.6	11,052	27.8	27,060	26.5	28,260	27.0
Revision	—	—	771	1.3	—	—	3,065	2.2
Cash contribution margin (from continuing operations) as revised	$9,862	22.6%	$11,823	29.1%	$27,060	26.5%	$31,325	29.2%

* During 2016, we began using a non-GAAP financial measure called cash contribution margin in lieu of contribution margin, a non-GAAP financial measure that we used previously. Cash contribution margin (a non-GAAP financial measure that we reconcile to “Gross profit” in our consolidated statements of operations) consists of gross profit plus stock-based compensation and depreciation and amortization included in cost of net revenue less variable sales and marketing expense. In addition, variable sales and marketing expense includes platform fees paid to third-party websites selling our products. Previously, these fees were presented as a reduction to net revenue when the fees should have been presented as sales and marketing expense. Finally, our definition of variable sales and marketing expense was updated to include fees we pay third parties to manage our keyword advertising spend. The prior year amounts were reclassified to conform to this presentation.

CafePress Inc.
User Metrics Disclosure
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2016	2015	% Change	2016	2015	% Change
Orders	1,345	1,091	23.3%	3,088	2,884	7.1%
Average Order Value	$32.42	$36.90	(12.1)%	$33.06	$36.65	(9.8)%

CafePress Inc.
Supplemental Selected Quarterly Data
(In thousands, except per share amounts)
(Unaudited)

During the year ended December 31, 2016, we revised our Consolidated Statement of Operations for the period ended December 31, 2015 to reflect the accounting for platform fees paid to third-party websites selling our products. Previously, these fees were presented as a reduction to net revenue when the fees should have been presented as sales and marketing expense. The net impact of the revision on our net revenue, gross profit, and operating expense is presented in the quarterly information below. The revision, which we determined is not a material error, had no impact on the other items presented below.

	For the Three Months Ended,
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Net revenue as previously reported	$18,078	$19,841	$19,165	$43,727
Revision	441	463	493	—
Net revenue as revised	18,519	20,304	19,658	43,727
Gross profit as previously reported	7,435	8,219	7,944	16,807
Revision	441	463	493	—
Gross profit as revised	7,876	8,682	8,437	16,807
Sales and marketing as previously reported	4,612	4,320	4,114	8,724
Revision	441	463	493	—
Sales and marketing as revised	5,053	4,783	4,607	8,724
Total operating expense as previously reported	10,432	31,571	11,299	14,487
Revision	441	463	493	—
Total operating expense as revised	10,873	32,034	11,792	14,487
Net (loss) income	(2,981)	(22,979)	(3,413)	2,903
Total net (loss) income per basic and diluted common share	$(0.18)	$(1.37)	$(0.20)	$0.17

CafePress Inc.
Supplemental Selected Quarterly Data, Continued
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended,
	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015
Net revenue as previously reported	$23,576	$21,764	$19,472	$39,696
Revision	616	510	495	996
Net revenue as revised	24,192	22,274	19,967	40,692
Gross profit as previously reported	8,702	8,888	8,009	15,840
Revision	616	510	495	996
Gross profit as revised	9,318	9,398	8,504	16,836
Sales and marketing as previously reported	5,416	4,195	4,146	6,728
Revision	616	510	495	996
Sales and marketing as revised	6,032	4,705	4,641	7,724
Total operating expense as previously reported	11,760	10,707	10,100	15,067
Revision	616	510	495	996
Total operating expense as revised	12,376	11,217	10,595	16,063
Net (loss) income from continuing operations	(2,330)	(1,074)	(3,670)	811
Income (loss) from discontinued operations, net of tax	14,512	(7,704)	1,610	—
Net income (loss)	12,182	(8,778)	(2,060)	811
Net (loss) income per basic and diluted common share from continuing operations	$(0.13)	$(0.06)	$(0.21)	$0.05
Net income (loss) per basic and diluted common share from discontinued operations	$0.83	$(0.44)	$0.09	$—
Total net income (loss) per diluted common share	$0.69	$(0.50)	$(0.12)	$0.05

CafePress Inc.
Reconciliation of GAAP Net Income (Loss) Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	For the Three Months Ended,
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Net income (loss)	$(2,981)	$(22,979)	$(3,413)	$2,903
Discontinued operations, net of income taxes	—	—	—	—
Net income (loss) from continuing operations	(2,981)	(22,979)	(3,413)	2,903
Non-GAAP adjustments:
Interest and other (income) expense	(14)	29	48	(587)
Provision (benefit) for income taxes	(2)	(402)	10	4
Depreciation and amortization	1,108	1,032	1,039	1,077
Stock-based compensation	278	468	444	417
Impairment charges	—	20,899	—	—
Restructuring costs	—	—	1,015	1,088
Adjusted EBITDA*	$(1,611)	$(953)	$(857)	$4,902

	For the Three Months Ended,
	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015
Net income (loss)	$12,182	$(8,778)	$(2,060)	$811
Discontinued operations, net of income taxes	14,512	(7,704)	1,610	—
Net income (loss) from continuing operations	(2,330)	(1,074)	(3,670)	811
Non-GAAP adjustments:
Interest and other (income) expense	(33)	(27)	58	(58)
Provision (benefit) for income taxes	(695)	(718)	1,521	20
Depreciation and amortization	1,666	1,593	1,623	1,369
Stock-based compensation	429	423	419	435
Restructuring costs	—	526	4	781
Adjusted EBITDA*	$(963)	$723	$(45)	$4,146

*
Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) from continuing operations less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, impairment charges, and restructuring costs.

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin from Continuing Operations
(In thousands)
(Unaudited)

During 2016, we began using a non-GAAP financial measure called cash contribution margin in lieu of contribution margin, a non-GAAP financial measure that we used previously. Cash contribution margin (a non-GAAP financial measure that we reconcile to “Gross profit” in our consolidated statements of operations) consists of gross profit plus stock-based compensation and depreciation and amortization included in cost of net revenue less variable sales and marketing expense. In addition, variable sales and marketing expense includes platform fees paid to third-party websites selling our products. Previously, these fees were presented as a reduction to net revenue when the fees should have been presented as sales and marketing expense. Finally, our definition of variable sales and marketing expense was updated to include fees we pay third parties to manage our keyword advertising spend. The prior year amounts were reclassified to conform to this presentation.

	For the Three Months Ended,
	Mar 31, 2016		Jun 30, 2016		Sep 30, 2016		Dec 31, 2016
Net revenue as previously reported	$18,078	100.0%	$19,841	100.0%	19,165	100.0%	$43,727	100.0%
Revision	441	—	463	—	493	—	—	—
Net revenue as revised	18,519	100.0	20,304	100.0	19,658	100.0	43,727	100.0
Cost of net revenue	10,643	57.5	11,622	57.2	11,221	57.1	26,920	61.6
Gross profit as previously reported	7,435	41.1	8,219	41.4	7,944	41.5	16,807	38.4
Revision	441	1.4	463	1.4	493	1.4	—
Gross profit as revised	7,876	42.5	8,682	42.8	8,437	42.9	16,807	38.4
Non-GAAP adjustments:
Add: Stock-based compensation	24	0.1	12	—	9	—	4	—
Add: Depreciation and amortization	560	3.1	501	2.4	459	2.4	406	1.0
Less: Variable sales and marketing costs as previously reported	(2,580)	(14.3)	(2,506)	(12.6)	(2,612)	(13.6)	(7,335)	(16.8)
Revision	(642)	(3.1)	(610)	(2.7)	(412)	(1.8)	—	—
Less: Variable sales and marketing costs as revised	(3,222)	(17.4)	(3,116)	(15.3)	(3,024)	(15.4)	(7,335)	(16.8)
Contribution margin (from continuing operations) as previously reported	4,879	27.0	5,725	28.9	5,341	27.9	9,862	22.6
Revision	359	1.3	354	1.0	540	2.1	—	—
Cash contribution margin (from continuing operations) as revised	$5,238	28.3%	$6,079	29.9%	$5,881	29.9%	$9,862	22.6%

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin from Continuing Operations, Continued
(In thousands)
(Unaudited)

	For the Three Months Ended,
	Mar 31, 2015		Jun 30, 2015		Sep 30, 2015		Dec 31, 2015
Net revenue as previously reported	$23,576	100.0%	$21,764	100.0%	19,472	100.0%	$39,696	100.0%
Revision	616	—	510	—	495	—	996	—
Net revenue as revised	24,192	100.0	22,274	100.0	19,967	100.0	40,692	100.0
Cost of net revenue	14,874	61.5	12,876	57.8	11,463	57.4	23,856	58.6
Gross profit as previously reported	8,702	36.9	8,888	40.8	8,009	41.1	15,840	39.9
Revision	616	1.6	510	1.4	495	1.5	996	1.5
Gross profit as revised	9,318	38.5	9,398	42.2	8,504	42.6	16,836	41.4
Non-GAAP adjustments:
Add: Stock-based compensation	40	0.2	42	0.2	41	0.2	40	0.1
Add: Depreciation and amortization	760	3.1	770	3.4	764	3.8	771	1.9
Less: Variable sales and marketing costs as previously reported	(3,474)	(14.7)	(2,521)	(11.6)	(2,519)	(12.9)	(4,828)	(12.2)
Revision	(616)	(2.2)	(510)	(2.0)	(495)	(2.2)	(996)	(2.1)
Less: Variable sales and marketing costs as revised	(4,090)	(16.9)	(3,031)	(13.6)	(3,014)	(15.1)	(5,824)	(14.3)
Contribution Margin (from continuing operations) as previously reported	5,268	22.3	6,409	29.4	5,531	28.4	11,052	27.8
Revision	760	1.6	770	2.8	764	3.1	771	1.3
Contribution Margin (from continuing operations) as revised	$6,028	24.9%	$7,179	32.2%	$6,295	31.5%	$11,823	29.1%